                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee R. Mitau, Susan E. Lester and David J. Parrin, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 of First Bank System, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

        Signature                     Title                      Date
        ---------                     -----                      ----

/s/ John F. Grundhofer      Chairman, President, Chief       June 17, 1997
--------------------------  Executive Officer and Director
John F. Grundhofer          (principal executive officer)


/s/ Susan E. Lester         Executive Vice President and     June 17, 1997
--------------------------  Chief Financial Officer
Susan E. Lester             (principal financial officer)


/s/David J. Parrin          Senior Vice President and        June 17, 1997
--------------------------  Controller
David J. Parrin             (principal accounting officer)


/s/ Linda L. Ahlers         Director                         May 14, 1997
--------------------------
Linda L. Ahlers


/s/ Arthur D. Collins, Jr.  Director                         March 20, 1997
--------------------------
Arthur D. Collins, Jr.

/s/ Peter H. Coors          Director                         March 4, 1997
------------------------
Peter H. Coors


/s/ Roger L. Hale           Director                         June 17, 1997
------------------------
Roger L. Hale


/s/ Delbert W. Johnson      Director                         March 4, 1997
------------------------
Delbert W. Johnson


/s/ Norman M. Jones         Director                         June 17, 1997
------------------------
Norman M. Jones


/s/ Richard L. Knowlton     Director                         March 1, 1997
------------------------
Richard L. Knowlton


/s/ Jerry W. Levin          Director                         March 4, 1997
------------------------
Jerry W. Levin


/s/ Kenneth A. Macke        Director                         June 17, 1997
------------------------
Kenneth A. Macke


/s/ Edward J. Phillips      Director                         March 2, 1997
------------------------
Edward J. Phillips


/s/ S. Walter Richey        Director                         June 17, 1997
------------------------
S. Walter Richey

/s/ Richard L. Robinson     Director                         March 3, 1997
-----------------------
Richard L. Robinson


/s/ Richard L. Schall       Director                         March 1, 1997
---------------------
Richard L. Schall


/s/ Walter Scott. Jr.       Director                         March 3, 1997
---------------------
Walter Scott, Jr.


                                       3